Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)
Registration Statement (Form S-3 No. 333-270051) of Wesbanco, Inc.’s debt securities, preferred stock, common stock, warrants, purchase contracts, units and depositary shares,

2)
Registration Statement (Form S-8 No. 333-107736) relating to Wesbanco, Inc.’s Key Executive Incentive Bonus and Option Plan,

3)
Registration Statement (Form S-8 No. 333-158749) relating to Wesbanco, Inc.’s 401(k) Plan,

4)
Registration Statement (Form S-8 No. 333-166541) relating to Wesbanco, Inc.’s Incentive Bonus, Option and Restricted Stock Plan,

5)
Registration Statement (Form S-8 No. 333-214620) relating to Wesbanco, Inc.’s Deferred Compensation Plan,

6)
Registration Statement (Form S-8 No. 333-217398) relating to Wesbanco, Inc.’s Incentive, Bonus, Option and Restricted Stock Plan,

7)
Registration Statement (Form S-8 No. 333-236741) relating to Wesbanco, Inc.’s Deferred Compensation Plan,

8)
Registration Statement (Form S-8 No. 333-255443) relating to Wesbanco, Inc.’s Incentive, Bonus, Option and Restricted Stock Plan,

9)
Registration Statement (Form S-8 No. 333-278833) relating to Wesbanco, Inc.’s Incentive, Bonus, Option and Restricted Stock Plan,

10)
Registration Statement (Form S-8 No. 333-280596) relating to Wesbanco, Inc.’s 401(k) Plan, and

11)
Registration Statement (Form S-3 No. 333-282111) relating to the resale of up to 7,272,728 shares of common stock of our reports dated March 3, 2025, with respect to the consolidated financial statements of Wesbanco, Inc. and the effectiveness of internal control over financial reporting of Wesbanco, Inc. included in this Quarterly Report (Form 10-Q) of Wesbanco, Inc. for the quarter ended March 31, 2025.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

May 8, 2025